EXHIBIT 23.2

                    CONSENT OF HAM, LANGSTON & BREZINA L.L.P.



     We consent to the use in this registration statement on Form SB-2 of our report, dated March 20, 2003, relating to the financial statements of Environmental Safeguards, Inc. for the year ended December 31, 2002. We also consent to the reference to our firm under the caption "Experts" in such registration statement.



/s/ Ham, Langston & Brezina L.L.P.



Houston, Texas
September 10, 2003



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